UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 7, 2005

SUPPORTSOFT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30901	94-3282005
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

575 Broadway, Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

(650) 556-9440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

(a) Cash Bonus Payments for 2004

On March 7, 2005, the Compensation Committee of the Board of Directors of SupportSoft, Inc. (the “Company”) approved the third and fourth quarter of 2004 cash awards with respect to the bonus component of the Company’s chief executive officer (“CEO”) and other officers who are reporting persons under Section 16 of the Securities Exchange Act of 1934 (“Officers”).

The bonus awards were determined based on the Company’s actual performance during the third and fourth quarters of 2004 as measured against pre-established performance objectives. The pre-established performance objectives were based primarily upon financial measures achieved for the year ended December 31, 2004, such as revenue and EPS. The pre-established performance objectives were also based upon individual objectives, such as new technology innovation and international business growth.

Each executive was assigned a pre-established incentive bonus potential to be measured against performance objective targets (referred to as “On Target Bonus”) semiannually. Cash payments of the On Target Bonus for the first half of 2004 were approved by the Compensation Committee of the Company’s Board of Directors in August of 2004. Cash payments of the On Target Bonus for the second half of 2004 were approved by the Compensation Committee of the Company’s Board of Directors on March 7, 2005 and are reflected below.

Executive Officer Name	Title	Second Half 2004 On Target Bonus Potential	Second Half 2004 Bonus Award	Total 2004 On Target Bonus Potential	Total 2004 Bonus Award
Radha R. Basu	Chief Executive Officer and President	$121,875	$50,337	$243,750	$156,429

Brian M. Beattie	Chief Financial officer and Executive Vice President of Finance and Administration	$78,000	$34,613	$156,000	$108,713

Scott W. Dale	Chief Technology Officer[1]	$28,125	$12,339	$56,250	$32,873

Chris Grejtak	Senior Vice President of Products and Marketing and Chief Marketing Officer	$48,000	$21,120	$96,000	$62,400

Cadir B. Lee	Vice President of Engineering[1]	$28,125	$12,836	$56,250	$38,574

John Van Siclen	Senior Vice President of Worldwide Sales and Services	$100,000	$43,250	$200,000	$119,750

[1]	Scott Dale became Chief Technology Officer in October 2004; he was formerly Vice President of Engineering. Cadir Lee became Vice President of Engineering in October 2004; he was formerly Chief Software Officer.

(b) Adoption of 2005 Cash Bonus Plan

On March 10, 2005, the Compensation Committee of the Board of Directors of the Company approved the bonus component of the CEO’s and Officers’ 2005 compensation, by considering, among other things, the Company’s goals and objectives, relative stockholder return, the value of similar incentive awards to CEOs and other executive officers at other companies, and the compensation provided to the CEO and Officers in the past. The CEO and each Officer has been assigned an On Target Bonus potential for 2005. The CEO and each Officer can earn their bonuses based on the Company’s achievement of certain corporate performance objectives as well as the individual’s achievement of his or her individual objectives. The corporate performance objectives are specifically tied to corporate revenue, earnings per share, bookings and customer satisfaction; 70% of John Van Siclen’s total On Target Bonus potential, 60% of the On Target Bonus potential for Radha Basu, Scott Dale, Chris Grejtak and Cadir Lee, and 50% of Brian Beattie’s On Target Bonus potential, is based upon achieving these specified corporate objectives. The remainder of the individuals’ On Target Bonus potential is based upon achieving individual objectives separate from the Company’s financial performance. Portions of these bonuses are expected to be paid quarterly, semi-annually, and annually.

The table below reflects the On Target Bonus potential for the CEO and each Officer:

Executive Officer Name	Title	On Target Bonus Potential
Radha R. Basu	Chief Executive Officer and President	$243,750
Brian M. Beattie	Chief Financial officer and Executive Vice President of Finance and Administration	$156,000
Scott W. Dale	Chief Technology Officer	$56,250
Chris Grejtak	Senior Vice President of Products and Marketing and Chief Marketing Officer	$96,000
Cadir B. Lee	Vice President of Engineering	$87,500
John Van Siclen	Senior Vice President of Worldwide Sales and Services	$200,000

(c) Salary Increase for Vice President of Engineering

On March 10, 2005, the Compensation Committee of the Board of Directors of SupportSoft, Inc. approved a salary increase for Cadir Lee, Vice President of Engineering, from $225,000 to $250,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2005

SUPPORTSOFT, INC.

By:	/s/ Brian M. Beattie
Brian M. Beattie
Executive Vice President of Finance and Administration and Chief Financial Officer
(Principal Financial Officer and Chief Accounting Officer)